As filed with the Securities and Exchange Commission on May 31, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	98-0554932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

33, Boulevard Prince Henri

L-1724 Luxembourg

Grand Duchy of Luxembourg

(352) 20 60 20 55

(Address of Principal Executive Offices) (Zip Code)

2009 Equity Incentive Plan

(Full title of the plan)

Altisource Portfolio Solutions, Inc.

2300 Lakeview Parkway, Suite 756

Alpharetta, GA, 30009

(Name and address of agent for service)

(770) 612-7007

(Telephone number, including area code, of agent for service)

With a copy to:

Max Kirchner R. William Burns Paul Hastings LLP 100 Bishopsgate London EC2N 4AG United Kingdom +44 20 3023 5100	Margaretha Wilkenhuysen NautaDutilh Avocats Luxembourg S.à r.l. 2 Rue Jean Bertholet L-1233 Luxembourg Grand Duchy of Luxembourg +352 26 12 29 1

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

Altisource Portfolio Solutions S.A., a Luxembourg société anonyme (the “Registrant”) has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an aggregate of 5,000,000 additional shares of common stock, $1.00 par value per share (“Common Stock”) of the Registrant issuable pursuant to the Altisource Portfolio Solutions S.A. Amended and Restated 2009 Equity Incentive Plan (as amended and restated, the “2009 Plan”).

The Registrant initially adopted the 2009 Plan on August 7, 2009 in connection with its separation from Ocwen Financial Corporation. On May 18, 2021, the Registrant’s stockholders approved the amendment of the 2009 Plan to increase the number of shares of Common Stock that may be issued under the 2009 Plan by 1,700,000 shares of Common Stock. Additionally, on May 30, 2024, the Registrant’s stockholders approved a subsequent amendment of the 2009 Plan to increase the number of shares of Common Stock that may be issued under the 2009 Plan by an additional 3,300,000 shares of Common Stock.

Pursuant to the Registration Statement on Form S-8 (File No. 333-161175) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 7, 2009 (the “Prior Registration Statement”), the Registrant previously registered, among other shares, an aggregate of 6,666,667 shares of Common Stock under the 2009 Plan.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 7, 2024;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on April 25, 2024;

(c)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2024; and

(d)	The description of the Registrant’s Common Stock set forth in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 001-34354), filed with the SEC on March 7, 2024, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Altisource Portfolio Solutions S.A.
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg
(352) 20 60 20 55

ITEM 8. EXHIBITS.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Altisource Portfolio Solutions S.A. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q filed on August 9, 2017).

5.1*	Opinion of NautaDutilh Avocats Luxembourg S.à r.l.

10.1	Altisource Portfolio Solutions S.A. Amended and Restated 2009 Equity Incentive Plan, dated as of November 12, 2018 (incorporated by reference to Exhibit 10.82 to the Registrant’s Form 10-K filed on February 26, 2019).

23.1*	Consent of RSM US LLP, Independent Registered Public Accounting Firm

23.2*	Consent of NautaDutilh Avocats Luxembourg S.à r.l. (included in Exhibit 5.1)

24.1*	Power of Attorney is contained on the signature page.

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Luxembourg City, Luxembourg, on May 31, 2024.

Altisource Portfolio Solutions S.A.

By:	/s/ William B. Shepro
Name:	William B. Shepro
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each of Joseph L. Morettini, Roland Müller-Ineichen, John G. Aldridge Jr. and Mary C. Hickok constitutes and appoints William B. Shepro and Michelle D. Esterman, and each of them, and that William B. Shepro constitutes and appoints Michelle D. Esterman, and that Michelle D. Esterman constitutes and appoints William B. Shepro, as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable the Registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William B. Shepro	Chairman and Chief Executive Officer	May 31, 2024
William B. Shepro	(Principal Executive Officer)

/s/ Michelle D. Esterman	Chief Financial Officer	May 31, 2024
Michelle D. Esterman	(Principal Accounting and Financial Officer)

/s/ Joseph L. Morettini	Director	May 31, 2024
Joseph L. Morettini

/s/ Roland Müller-Ineichen	Lead Independent Director	May 31, 2024
Roland Müller-Ineichen

/s/ Mary C. Hickok	Director	May 31, 2024
Mary C. Hickok

/s/ John G. Aldridge, Jr.	Director	May 31, 2024
John G. Aldridge, Jr.